Exhibit 8.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurthkenyon.com

December 15, 2017

Noble Midstream Partners LP

Noble Midstream GP LLC

1001 Noble Energy Way

Houston, Texas 77070

Ladies and Gentlemen:

We have acted as special counsel to Noble Midstream GP LLC and Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of a prospectus supplement dated on or about the date hereof (the “Prospectus Supplement”) and the prospectus dated October 31, 2017 (the “Prospectus”), each forming a part of the registration statement on Form S-3 (Registration No. 333-221252) (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended, (the “Act”) of the offering and sale (the “Offering”) of common units representing limited partnership interests in the Partnership (including the common units to be issued upon exercise of the underwriters’ option to purchase additional common units). In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material Tax Consequences” in the Prospectus and under the caption “Material Tax Considerations” in the Prospectus Supplement (collectively, the “Discussion”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made to us by the Partnership as to factual matters through an officer’s certificate (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement and the Partnership’s responses to our examinations and inquiries.

In our capacity as counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the

Noble Midstream Partners LP

December 15, 2017

conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or representations. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, all statements of legal conclusions in the Discussion constitute the opinion of Andrews Kurth Kenyon LLP as to the material U.S. federal income tax consequences of the matters described therein. This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including purchasers of Units in this offering.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership and to the references to our firm and this opinion contained in the Discussion. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Current Report on Form 8-K.

[Signature Page Follows]

Noble Midstream Partners LP

December 15, 2017

Very truly yours,

/s/ Andrews Kurth Kenyon LLP